Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	State of Incorporation	Doing Business As Name
A Plus Health Care, Inc.	Montana	A-Plus HealthCare
Addus HealthCare, Inc.	Illinois	Addus HomeCare; Arcadia Home Care & Staffing
Addus HealthCare (Delaware), Inc.	Delaware	Addus HomeCare Delaware
Addus HealthCare (Idaho), Inc.	Delaware	Addus HomeCare
Addus HealthCare (South Carolina), Inc.	Delaware	Addus HomeCare; Arcadia Home Care & Staffing
Addus Home Office, LLC	Delaware	N/A
Addus Hospice of Illinois, LLC	Delaware	JourneyCare – Barrington; JourneyCare – Glenview JourneyCare – Crystal Lake
Addus Nurse Care, Inc.	Delaware	Sun City Caregivers; Lifestyle Options
Alamo Area Home Hospice, LP	Texas	Alamo Hospice
Alliance Home Health Care, LLC	New Mexico	Ambercare Home Health; Ambercare
Ambercare Corporation	New Mexico	N/A
Ambercare Home Health Care Corporation	New Mexico	Ambercare Home Health; Ambercare Personal Care Services
Ambercare Hospice, Inc.	New Mexico	Ambercare
Apple Home Healthcare, LTD	Illinois	Apple Home Health
Armada Hospice of New Mexico, LLC	Delaware	Armada Hospice of New Mexico, LLC
Armada Hospice of Santa Fe, LLC	Delaware	Armada Hospice of Santa Fe, LLC
Armada Skilled Home Care of New Mexico, LLC	Delaware	Ambercare Home Health
Coastal Nursecare of Florida, Inc.	Florida	Carestaff
County Homemakers Inc.	Pennsylvania	Arcadia Home Care & Staffing
Cura Partners, LLC	Tennessee	Addus HomeCare
Hospice Partners of America, LLC	Delaware	Hospice Partners of America
Hospice Partners of America Holding, LLC	Delaware	Alamo Hospice of Conroe; Alamo Hospice of Waco; Hospice of Virginia
Hospice Partners of Texas, LLC	Delaware	Hospice Partners of Texas
House Calls of New Mexico, LLC	New Mexico	House Calls of New Mexico
HPA Idaho, LLC	Idaho	Harrison’s Hope; Harrison’s Hope Twin Falls
HPA Medical Management, LLC	Delaware	Alamo Supportive Care; Serenity Supportive Care; JourneyCare Palliative Care, Hospice of Virginia Supportive Care

H&PC of America, LLC	Delaware	H&PC of America
Miracle City Hospice, LLC	Delaware	Miracle City Hospice
New Capital Partners II-HS, Inc.	Delaware	New Capital Partners II-HS
Options Service, Inc.	Colorado	Ambercare Personal Care Services
PHC Acquisition Corporation	California	Addus HomeCare
PRAC Holdings, Inc.	Delaware	Arcadia Home Care & Staffing
Priority Home Health Care, Inc.	Ohio	Addus HomeCare
Professional Reliable Nursing Service, Inc.	California	Arcadia Home Care & Staffing
Queen City Hospice, LLC	Delaware	Queen City Hospice; Day City Hospice; Capital City Hospice, Queen City Hospice East
Serenity Palliative Care and Hospice, LLC	Delaware	Serenity Hospice
SLHC, Inc.	Arizona	SunLife Home Care
South Shore Home Health Service, Inc.	New York	Addus HomeCare
Summit Home Health, LLC	Illinois	Addus Home Health
TR&B, LLC	Texas	TR&B

Pursuant to Item 601(b)(21)(ii) of Regulation S-K, certain subsidiaries have been omitted because, when considered in the aggregate, they do not constitute a significant subsidiary.